Exhibit 99.1

For Immediate Release

Jaguar Acquisition Corporation Announces March 17 as Record Date for its Upcoming Special Stockholder Meeting

Conshohocken, PA, March 17, 2008 (MARKET WIRE) - Jaguar Acquisition Corporation (OTCBB: JGAC.OB, JGACW.OB), a special purpose acquisition company ("Jaguar"), announced that its board of directors established March 17, 2008 as the record date for an upcoming special meeting of stockholders to vote on the acquisition of China Cablecom Ltd. ("China Cablecom"), an emerging consolidated cable network operator in the Shandong province in the People's Republic of China (PRC). The meeting will take place at Jaguar’s corporate offices located in Conshohocken, Pennsylvania.

About Jaguar Acquisition Corporation - www.jaguar-capital.com

Jaguar Acquisition Corporation is a special purpose acquisition company formed in June 2005 for the purpose of acquiring, through a merger, asset acquisition or other similar business combination, or controlling, through contractual arrangements, an operating business.

In April 2006, Jaguar Acquisition Corporation raised $28.3 million and its common stock and warrants began trading separately on June 26, 2006. Pursuant to the terms of its IPO documentation, the management team has until April 13, 2008 to complete a business combination. Jaguar Acquisition Corporation's principal offices are in Conshohocken, Pennsylvania. On October 31, 2007, Jaguar Acquisition Corporation signed an Agreement and Plan of Merger that will result in the acquisition of the issued and outstanding shares of China Cablecom Ltd., a British Virgin Islands company.

About China Cablecom - www.chinacablecom.com

China Cablecom is a joint-venture provider of cable television services in the People's Republic of China, operating in partnership with a local state-owned enterprise authorized by the PRC government to control the distribution of cable TV services ("SOE"). China Cablecom acquired operating rights of the network it currently operates in Binzhou, Shandong Province in September 2007 by entering into a series of asset purchase and services agreements with a company organized by SOEs owned directly or indirectly by local branches of SARFT in five different municipalities to serve as a holding company of the relevant businesses. Binzhou Broadcasting operates a cable network with 411,246 paying subscribers as of December 31, 2007. China Cablecom's strategy is to replicate the acquisition by operating partnership models in other municipalities in Shandong Province in the PRC and then introducing operating efficiencies and increasing service offerings in the networks it has acquired.

Safe Harbor Statement

Any forward-looking statements are not guarantees of future performance and actual results of operations, financial condition and liquidity, and developments in the industry may differ materially from those made in or suggested by the forward-looking statements contained in this press release. These forward-looking statements are subject to numerous risks, uncertainties and assumptions. The forward-looking statements in this press release speak only as of the date of this press release and might not occur in light of these risks, uncertainties, and assumptions. Jaguar Acquisition Corporation undertakes no obligation and disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Available Information

In connection with the pending transaction, China Cablecom Holdings, Ltd. ("China Cablecom Holdings") has filed with the SEC a Registration Statement on Form S-4, which includes a Proxy Statement/Prospectus for the stockholders of Jaguar Acquisition Corporation. The stockholders of Jaguar Acquisition Corporation are urged to read the Registration Statement and the Proxy Statement/Prospectus, when it is available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about China Cablecom Holdings, Jaguar Acquisition Corporation and the proposed transaction. The final Proxy Statement/Prospectus will be mailed to stockholders of Jaguar Acquisition Corporation after the Registration Statement is declared effective by the SEC. Jaguar stockholders will be able to obtain the Registration Statement, the Proxy Statement/Prospectus and any other relevant filed documents for free at the SEC's website (www.sec.gov). These documents can also be obtained for free from Jaguar Acquisition Corporation by directing a request Eight Tower Bridge, Suite 1050, 161 Washington Street, Conshohocken, Pennsylvania 19428.

Investor Relations	Company Contact

Hayden Communications International, Inc.	Jaguar Capital Partners
Ted Haberfield, Executive VP	Jonathan Kalman
Phone: +1-760-755-2716	Phone: +1-610-825-0288
E-mail: thaberfield@HCInternational.net	E-mail: jkalman@jaguar-capital.com
Web Site: www.jaguar-capital.com

China Cablecom Limited
Clive Ng
Phone: +1-212-888-8890
Email: clive@chinacablecom.net
Web Site: www.chinacablecom.net